                                                 Exhibit 10(e)9
ALLETE Executive Annual Incentive Plan
Form of Award
Effective 2023

[Eligible ALLETE Clean Energy Employees]

Target Award Opportunity

Base Salary	$

Times

Award Opportunity (percent of base salary)%

Equals

Target Award	$

Performance Levels and Award Amounts

Goal Performance Level	Payout as Percent of Target Award	Award Amount
Superior	200%	$
Target	100%	$
Threshold	50%	$
Below Threshold	0%	$

Goals

Goal
Weighting
Financial Goals
ALLETE Net Income	15%
ALLETE Clean Energy Net Income	45%

Strategic and Operational & Values Goals	40%
100%

Compensation Subject to Compensation Recovery Policy
Annual Incentive Plan Compensation is subject to recoupment as defined in the Compensation Recovery policy.